As filed with the Securities and Exchange Commission on September 1, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

REDBACK NETWORKS INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0438443
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, California 95134

(408) 750-5000

(Address, including zip code, of principal executive offices)

1999 Stock Incentive Plan

2004 Employment Inducement Award Plan

(Full Titles of the Plans)

Kevin A. DeNuccio

Director, President and Chief Executive Officer

Redback Networks Inc.

300 Holger Way

San Jose, California 95134-1362

(Name and address of agent for service)

(408) 750-5000

(Telephone number, including area code, of agent for service)

Copies to:

Page Mailliard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value, available for future issuance under the 1999 Stock Incentive Plan	6,000,000	$18.88	$113,280,000	$12,120.96
Common Stock, $0.0001 par value, available for future issuance under the 2004 Employment Inducement Award Plan	4,000,000	$18.88	$75,520,000	$8,080.64

Total:	10,000,000		$188,800,000	$20,201.60

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2)	Includes the associated Rights to purchase shares of Series A Junior Participating Preferred Stock. Rights to purchase Series A junior participating preferred stock of the Registrant are attached to all shares of the Registrant’s Common Stock in accordance with the Rights Agreement, dated June 12, 2001, as amended from time to time, by and between the Registrant and U.S. Stock Transfer Corporation, as rights agent. The rights are not exercisable until the occurrence of events specified in the Rights Agreement, are evidenced by the certificates for the Common Stock and are transferable solely with the Common Stock. The value attributable to the rights, if any, is reflected in the value of the Common Stock.
(3)	The estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) to be the average of the high and low prices reported on the Nasdaq National Stock Market on August 30, 2006, which average was equal to $18.88 per share.

PART I

INFORMATION REQUIRED IN THE PROPSECTUS

Item 1. Plan Information.

The information called for in this Item 1 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Documents containing the information called for in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registration Information and Employee Plan Annual Information.

The information called for in this Item 2 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC. Documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed by us with the SEC are hereby incorporated by reference in this Registration Statement:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”), including the portions of our Proxy Statement on Schedule 14A filed with the SEC on April 10, 2006 in connection with our 2006 Annual Meeting of Stockholders that are incorporated by reference therein.

(2)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006 and June 30, 2006 filed with the SEC pursuant to Section 13 of the Exchange Act.

(3)	Our Current Reports on Form 8-K “filed” (and not “furnished”) with the SEC on February 14, 2006, May 9, 2006, May 19, 2006, May 25, 2006, June 5, 2006, June 12, 2006, July 3, 2006 and August 2, 2006.

(4)	The description of our common stock contained in our Registration Statement on Form 8-A (No. 000-25853) initially filed with the SEC on April 22, 1999, as amended by filings made with the SEC on June 15, 2001, May 31, 2002, October 3, 2003, January 12, 2004 and May 9, 2006.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Registrant provide that:

•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving in any capacity at the Registrant’s request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and that allow for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Redback Networks Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on 10-K, filed on March 15, 2004).

4.2	Amended and Restated Bylaws of Redback Networks Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q, filed on May 15, 2004).

4.3	Rights Agreement dated June 12, 2001, by and between Redback Networks Inc. and U.S. Stock Transfer Corporation, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached as Exhibits A, B and C, respectively thereto (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on June 15, 2001).

4.4	Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated May 21, 2002 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Form 8-A/A filed on May 31, 2002).

4.5	Second Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated October 2, 2003 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Form 8-A/A filed on October 3, 2003).

4.6	Third Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated January 5, 2004 (incorporated herein by reference to Exhibit 4.4 of the Registrant’s Form 8-A/A filed on January 12, 2004).

4.7	Fourth Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated May 9, 2006 (incorporated herein by reference to Exhibit 4.5 of the Registrant’s Form 8-A/A filed on May 9, 2006).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page hereto).

99.1	Redback Networks Inc. 1999 Stock Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 10.37 of the Registrant’s Quarterly Report on 10-Q, filed on August 14, 2005).

99.2	Redback Networks Inc. 2004 Employment Inducement Award Plan, as amended and restated (incorporated herein by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on 10-Q, filed on August 14, 2005).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 ((§)239.13 of this chapter) or Form S-8 ((§)239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 1, 2006.

REDBACK NETWORKS INC.

By:	/s/ Kevin A DeNuccio
Kevin A. DeNuccio
Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin A. DeNuccio and Thomas L. Cronan III, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kevin A DeNuccio Kevin A. DeNuccio	Director, President and Chief Executive Officer (Principal Executive Officer)	September 1, 2006

/s/ Thomas L. Cronan III Thomas L. Cronan III	Senior Vice President of Finance & Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	September 1, 2006

/s/ Roy D. Behren Roy D. Behren	Director	September 1, 2006

/s/ John L. Drew John L. Drew	Director	September 1, 2006

/s/ David C. Friezo David C. Friezo	Director	September 1, 2006

/s/ Paul Giordano Paul Giordano	Director and Chairman of the Board	September 1, 2006

/s/ Martin A. Kaplan Martin A. Kaplan	Director	September 1, 2006

/s/ William H. Kurtz William H. Kurtz	Director	September 1, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Redback Networks Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Annual Report on 10-K, filed on March 15, 2004).

4.2	Amended and Restated Bylaws of Redback Networks Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q, filed on May 15, 2004).

4.3	Rights Agreement dated June 12, 2001, by and between Redback Networks Inc. and U.S. Stock Transfer Corporation, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached as Exhibits A, B and C, respectively thereto (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on June 15, 2001).

4.4	Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated May 21, 2002 (incorporated herein by reference to Exhibit 4.2 of the Registrant’s Form 8-A/A filed on May 31, 2002).

4.5	Second Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated October 2, 2003 (incorporated herein by reference to Exhibit 4.3 of the Registrant’s Form 8-A/A filed on October 3, 2003).

4.6	Third Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated January 5, 2004 (incorporated herein by reference to Exhibit 4.4 of the Registrant’s Form 8-A/A filed on January 12, 2004).

4.7	Fourth Amendment to the Rights Agreement between Redback Networks Inc. and U.S. Stock Transfer Corporation dated May 9, 2006 (incorporated herein by reference to Exhibit 4.5 of the Registrant’s Form 8-A/A filed on May 9, 2006).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page hereto).

99.1	Redback Networks Inc. 1999 Stock Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 10.37 of the Registrant’s Quarterly Report on 10-Q, filed on August 14, 2005).

99.2	Redback Networks Inc. 2004 Employment Inducement Award Plan, as amended and restated (incorporated herein by reference to Exhibit 10.30 of the Registrant’s Quarterly Report on 10-Q, filed on August 14, 2005).